Exhibit 10(a)41

RETIREMENT BENEFIT AGREEMENT

This Retirement Benefit Agreement ("Agreement") dated as of November 2, 2021 is entered into by and between Entergy Corporation, a Delaware corporation ("Entergy"), and Leo P. Denault ("Executive" and, together with Entergy, the "Parties"), as approved by the Personnel Committee of the Entergy Board of Directors.

WHEREAS, Executive is a participant in the System Executive Retirement Plan of Entergy Corporation and Subsidiaries (as amended, the "SERP");

WHEREAS, the terms of Executive's participation in the SERP are governed by the SERP and the Restated Participant Application thereunder executed by Executive on April 15, 2010 (the "Participant Application");

WHEREAS, Executive and Entergy are party to a Retention Agreement effective on August 3, 2006 (as amended, the "Retention Agreement");

WHEREAS, Executive is a participant in the Pension Equalization Plan of Entergy Corporation and Subsidiaries (as amended, the "PEP");

WHEREAS, the Parties wish to provide that, in respect of any separation from service of Executive from Entergy or its affiliates after November 30, 2021 (a "Covered Termination"), Executive will not be eligible for any benefit under the PEP and that his benefit under the SERP will be the amount that would have been payable thereunder had he in fact separated from service on November 30, 2021;

NOW, THEREFORE, the Parties hereby agree as follows:

1.    Executive consents to an amendment to the SERP in the form attached hereto as Exhibit A (the "Amendment"), and he agrees and acknowledges on his behalf and any others who may claim through him that his benefit entitlement under the SERP in respect of any Covered Termination shall be governed by the SERP as in effect as of the date hereof as further amended by the Amendment.

2.Executive, on his behalf and any others who may claim through him, agrees that he shall cease to be a participant in the PEP effective December 1, 2021, if he has not had a separation from service (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended) with Entergy and its affiliates before such date, and without limiting the preceding provisions of this Paragraph 2, he disclaims any benefit under the PEP in respect of any Covered Termination and consents to an amendment to the PEP in the form attached hereto as Exhibit B.

3.This Agreement constitutes the entire agreement between Executive and Entergy, and supersedes all prior agreements, understandings and arrangements, oral or written, between Executive and Entergy, with respect to the subject matter hereof, and in the event of any inconsistency between this Agreement and any other plan, program, practice or agreement to which Executive is party or in which he is a participant, this Agreement shall control unless such other plan, program, practice or agreement specifically refers to this Agreement as not so controlling. Without limiting the preceding sentence, the provisions of this Agreement are intended to, and Executive and Entergy agree that they are subject to and effect the provisions of (i) the Retention Agreement applicable to Executive's entitlement to and calculation of benefits under the SERP in respect of certain Covered Terminations, exclusive of the provisions therein related to "SERP Permission to Retire" and (ii) the Participant Application and that, to the extent the provisions of this Agreement are otherwise inconsistent therewith, the terms of this Agreement shall prevail.

IN WITNESS WHEREOF, the Parties have executed this Agreement as or the date first above written.

ENTERGY CORPORATION
through the undersigned authorized representative

/s/ Kathryn Collins
KATHRYN COLLINS
Senior Vice President, HR &
Chief Human Resources Officer

/s/ Leo P. Denault
LEO P. DENAULT

Exhibit A

SYSTEM EXECUTIVE RETIREMENT PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Certificate of Amendment
Amendment No. 6

THIS INSTRUMENT, executed this day of    , 2021 and effective December 1, 2021, constitutes the Sixth Amendment of the System Executive Retirement Plan of Entergy Corporation and Subsidiaries (As Amended and Restated effective January 1, 2009) (the “Plan”).

Pursuant to Section 9.01 of the Plan and in accordance with the Resolutions of the Personnel Committee of the Board of Directors adopted at its meeting of October 28, 2021, the Plan is hereby amended by adding an Appendix D at the end thereof to read in its entirety as follows:

APPENDIX D
PROVISIONS APPLICABLE TO A CERTAIN PARTICIPANT

This Appendix D is intended to memorialize certain provisions applicable to the benefit under the Plan of one of its Participants, Leo P. Denault (“Executive”), including a provision whereby Executive’s benefit under the Plan shall not increase or decrease in respect of service or other circumstances after November 30, 2021, except as otherwise expressly provided below.

Notwithstanding any other provisions of the Plan (including without limitation Article II and Section 7.03) to the extent otherwise inconsistent herewith and subject to the further provisions of this Appendix D, the following provisions apply to the benefit of Executive under the Plan in respect of any Retirement or termination of employment with the Employer by reason of death, in each case after November 30, 2021 (a “Covered Termination”):

1.The lump-sum cash amount payable under the Plan, if any, other than any amount payable to Executive’s surviving spouse under Article IV of the Plan as applicable (which is addressed in Paragraph 2, below), shall be the amount Executive would have been paid under the Plan if he had Retired from Service on November 30, 2021 and had an Income Payment Date of December 1, 2021 (the “Benefit Amount”), which amount shall not be subject to increase or decrease except as provided in Section 3.03 of the Plan. Executive’s entitlement to the Benefit Amount shall remain subject to the other applicable provisions of the Plan, including without limitation the forfeiture provisions of Article VI of the Plan and Section 7.02 of the Plan.

2.For purposes of determining any amount payable under Article IV of the Plan (i.e., in the event that Executive shall separate from service by reason of death and be survived by a Surviving Spouse (such amount, the “Death Benefit”)), Executive shall be deemed for purposes of Section 4.01(a) to have separated from service on November 30, 2021, survived to his Normal Retirement Date, Retired on his Normal Retirement Date, with Final Average Monthly Compensation and Years of Service calculated for all purposes (including actuarial assumptions) as if his Normal Retirement Date had been November 30, 2021, been entitled to a 50% joint and survivor annuity form of payment under the Plan, and then died immediately thereafter. The Death Benefit (if any) shall not be subject to increase or decrease. The entitlement of Executive’s Surviving Spouse, if any, to the Death Benefit shall remain subject to the other applicable provisions of the Plan. Except as provided in the foregoing two paragraphs, no benefit shall be payable to Executive or Executive’s surviving spouse under the Plan in respect of a Covered Termination.

3.To the extent Entergy Corporation funds the Trust for Deferred Payments of Entergy Corporation and Subsidiaries or any other trust established by Entergy Corporation with all or a portion of the amounts that would be due Executive under the Plan as modified by this Appendix D in respect of Executive, then such trust deposits (and any earnings thereon) shall apply toward any funding obligation under Section 5.03 of the Plan to the extent applicable.

IN WITNESS WHEREOF, the Personnel Committee has caused this Amendment No. 6 to the Plan to be executed by its duly authorized representative on the date first set forth above and effective December 1, 2021.

ENTERGY CORPORATION PERSONNEL COMMITTEE
through the undersigned authorized representative

______________________________
KATHRYN COLLINS
Senior Vice President, HR & Chief Human Resources Officer

Exhibit B

PENSION EQUALIZATION PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Certificate of Amendment
Amendment No. 8

THIS INSTRUMENT, executed this day of    , 2021, and effective December 1, 2021, constitutes the Eighth Amendment of the Pension Equalization Plan of Entergy Corporation and Subsidiaries (As Amended and Restated effective January 1, 2009) (the “Plan”).

Pursuant to Section 8.01 of the Plan and in accordance with the Resolutions of the Personnel Committee of the Board of Directors adopted at its meeting of October 28, 2021, the Plan is hereby amended by adding the following sentence to the end of Section 2.02 of the Plan (“Participation”) to read in its entirety as follows: “Notwithstanding any other provision of the Plan, Leo P. Denault shall cease to be a Participant in the Plan effective December 1, 2021, if he has not yet had a Separation from Service before such date.”

IN WITNESS WHEREOF, the Personnel Committee has caused this Eighth Amendment to the Pension Equalization Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) to be executed by its duly authorized representative on the day, month, and year above set forth and effective December 1, 2021.

ENTERGY CORPORATION PERSONNEL COMMITTEE
through the undersigned authorized representative

                         ______________________________
KATHRYN COLLINS
Senior Vice President, HR & Chief Human Resources Officer